     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2001
                                                    REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                 SYNQUEST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               GEORGIA                                 14-1683872
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)

                          3500 PARKWAY LANE, SUITE 555
                             NORCROSS, GEORGIA 30092
                                 (770) 325-2000
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)

                           ---------------------------

           SYNQUEST, INC. AMENDED AND RESTATED 1997 STOCK OPTION PLAN
      FACTORY AUTOMATION & COMPUTER TECHNOLOGIES, INC. STOCK INCENTIVE PLAN
                            (Full title of the plans)

               JOHN BARTELS                               COPY TO:
       EXECUTIVE VICE PRESIDENT,                       STACEY K. GEER
        FINANCE & ADMINISTRATION                       KING & SPALDING
              SYNQUEST, INC.                     191 PEACHTREE STREET, N.E.
     3500 PARKWAY LANE, SUITE 555                  ATLANTA, GEORGIA 30303
       NORCROSS, GEORGIA 30092                         (404) 572-4600
            (770) 325-2000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------

                                       CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                     Proposed
                                               Amount to be           Maximum           Proposed Maximum            Amount of
  Title of Securities to be Registered          Registered         Offering Price    Aggregate Offering Price    Registration Fee
                                                                     Per Share
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value per share        6,750,000 (1)       $4.91  (2)        $33,142,500                 $8,285.63
===================================================================================================================================

(1) Represents (a) 5,000,000 shares reserved for issuance by the Registrant under the SynQuest, Inc. Amended and Restated 1997 Stock Option Plan and (b) 1,750,000 shares reserved for issuance by the Registrant under the Factory Automation & Computer Technologies, Inc. Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the common stock on March 27, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees and/or directors of SynQuest, Inc. ("SynQuest" or the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been previously filed by SynQuest with the Commission and are incorporated by reference into this Registration Statement as of their respective dates:

         (a) SynQuest's Annual Report on Form 10-K for the year ended June 30, 2000;

         (b) SynQuest's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

         (c) SynQuest's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000; and

         (d) SynQuest's Registration Statement on Form 8-A (with respect to the description of SynQuest's common stock), as filed with the Commission on July 7, 2000.

         All documents filed by SynQuest pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and shall be deemed to be a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in any such document or in any other subsequently filed document that is also incorporated or deemed to be incorporated into this Registration Statement by reference modifies or supersedes such statement. Any such statement so modified or superseded shall now be deemed to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The Registrant's Second Amended and Restated Articles of Incorporation (the "Restated Articles") exonerate the Registrant's directors from monetary liability to the extent permitted by this statutory provision.

         The Registrant's Bylaws (the "Bylaws") also provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Registrant), by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code. In addition, the Bylaws provide that the Registrant will advance to its directors or officers reasonable expenses of any such proceeding.

         Notwithstanding any provisions of the Registrant's Restated Articles and Bylaws to the contrary, the Georgia Business Corporation Code provides that the Registrant shall not indemnify a director or officer for any liability incurred in a proceeding in which the director is adjudged liable to the Registrant or is subjected to injunctive relief in favor of the Registrant: (1) for any appropriation, in violation of his duties, of any business opportunity of the Registrant; (2) for acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for unlawful corporate distributions; or (4) for any transaction from which the director or officer received an improper personal benefit.

         The Registrant has purchased insurance with respect to, among other things, any liabilities that may accrue under the statutory provisions referred to above. The Registrant has also entered into indemnification agreements with its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

       Exhibit No.                             Description
       -----------                             -----------
          4.1           Second Amended and Restated Articles of Incorporation of SynQuest, Inc.
                        (incorporated by reference to Exhibit 3.1 to SynQuest's Registration
                        Statement on Form S-1 (File No. 33-37518)).

          4.2           Bylaws of SynQuest, Inc. (incorporated by reference to Exhibit 3.2 to
                        SynQuest's Registration Statement on Form S-1 (File No. 33-37518)).

          5.1           Opinion of King & Spalding as to the legality of the securities being registered.

         23.1           Consent of independent auditors

         23.2           Consent of King & Spalding (included in Exhibit 5.1)

         24.1           Powers of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS.


         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section

15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2000, as set forth in their report, which is incorporated by reference in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this the 28th day of March, 2001.


                                        SYNQUEST, INC.



                                        By: /s/ Joseph Trino
                                           -------------------------------------
                                           Joseph Trino
                                           Chairman of the Board and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Joseph Trino and John Bartels, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on March 28, 2001.

           SIGNATURE                                                 TITLE
           ---------                                                 -----
/s/ Joseph Trino                                      Chairman of the Board and Chief
----------------------------------                    Executive Officer (Principal Executive
Joseph Trino                                          Officer)


/s/ John Bartels                                      Executive Vice President, Finance and
----------------------------------                    Administration (Principal Financial
John Bartels                                          Officer)

/s/ Paul Bender
----------------------------------                    President, Bender Consulting Division and
Paul Bender                                           Director

/s/ Henry Kressel
----------------------------------                    Director
Henry Kressel

/s/ Joseph Landy
----------------------------------                    Director
Joseph Landy


/s/ Edward Scott, Jr.
----------------------------------                    Director
Edward Scott, Jr.

/s/ Peter Tarrant
----------------------------------                    Director
Peter Tarrant

/s/ James Tietjen
----------------------------------                    Director
James Tietjen